Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American National Group, Inc.

We consent to the use of our reports dated February 28, 2019, with respect to the consolidated statements of financial position of American National Insurance Company as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedules I to V (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of American National Insurance Company, incorporated herein by reference. Our report on the consolidated financial statements refers to a change in accounting for equity investments. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG, LLP

Houston, Texas

February 12, 2020